Exhibit 99.2

PURCHASE ORDER FINANCING AGREEMENT

dated as of January 6, 2020

by and among

REVOLUTION LIGHTING TECHNOLOGIES, INC. and

VALUE LIGHTING LLC

as Debtor

and

ASTON FINANCE I LLC

as Secured Party

PURCHASE ORDER FINANCING AGREEMENT

This PURCHASE ORDER FINANCING AGREEMENT dated as of January 6, 2020 (the “Effective Date”), is entered into by and among REVOLUTION LIGHTING TECHNOLOGIES, INC., a Delaware corporation, and VALUE LIGHTING, LLC, a Delaware limited liability company (individually, collectively and jointly and severally, the “Debtor”) and ASTON FINANCE I LLC, a Delaware limited liability company (the “Secured Party”).

ARTICLE 1.

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Advance” means amounts advanced by Secured Party in respect of the Eligible Purchase Order as a loan to Debtor to enable Debtor to acquire and/or manufacture Financed Goods. “Advances” means each such Advance collectively.

“Advance Commitment Amount” means $1,250,000.

“Advance Limit” means up to 100% (or such lesser percentage determined by Secured Party in its sole and absolute discretion) of the Supplier Purchase Orders which relate to the sales price of the Financed Goods.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

“Agreement” means this Purchase Order Financing Agreement, as amended, restated, supplemented or otherwise in effect from time to time.

“Approved Depository” means a depository bank in which the Payment Account is maintained by Debtor which is reasonably acceptable to Secured Party and with respect to which, if requested by Secured Party, Debtor has delivered to Secured Party an executed Control Agreement.

“Article 9” means Article 9 (“Secured Transactions”) of the Uniform Commercial Code, as adopted and amended from time to time, by the State of Connecticut. Unless otherwise expressly defined in this Agreement, any terms defined in Article 9 that are used in this Agreement and which have different meanings in other Articles of the Uniform Commercial Code shall have the meanings as defined in Article 9.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in the State of Connecticut are authorized or required by law to be closed.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership interests (whether general or limited), (iv) in the case of a limited liability company’ membership interests, (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (vi) any and all warrants or options to purchase any of the equity or other interests described in clause (1) through (v) of this definition.

“Cash Equivalents” means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A 1 by Standard & Poor’s Ratings Service and P 1 by Moody’s Investors Services, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date thereof, or (v) any money market or mutual fund which invests at least 90% of its assets in the foregoing types of investments and the liquidity of which is reasonably satisfactory to Secured Party.

“Collateral” is defined in Section 8.2.

“Collateral Access Agreement” means each agreement satisfactory in form and substance to Secured Party pursuant to which a lessor, an owner or operator of a warehouse, fulfillment center or other similar facility, or a consignee or bailee acknowledges the liens and security interests of Secured Party in the Collateral and waives any liens and security interests held by such Person in the Collateral, and provides Secured Party or its agents with reasonable access to and use of such real property, location or facility following the occurrence and during the continuance of a Default or Event of Default to assemble, complete, sell or otherwise dispose of any Collateral stored or otherwise located thereon.

“Contractual Obligation” means, as to any Person, any provision of any security document issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means an agreement, in form and substance satisfactory to Secured Party, among the applicable Debtor, Secured Party and an Approved Depository, pursuant to which Secured Party obtains control over the Payment Account.

“Customer” means The FlaverGray Company.

“Debtor Representative” is defined in Section 2.9.

“Default” means any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Due Date” means the earlier of (i) three (3) Business Days following payment by Customer (and receipt of funds by Debtor) for Financed Goods which are the subject of an Advance, (ii) three (3) Business Days following cancellation of the Eligible Purchase Order if an Advance has been made with respect thereto, (iii) one hundred eighty (180) days following date of such Advance (or such later date as may be approved by Secured Party in writing), and (iv) the date of acceleration pursuant to Article 7 ‘Event of Default’.

“Effective Date” is defined in the Preamble hereof.

“Eligible Purchase Order” means the Purchase Order Modification #4 (PO# 052-004), dated October 4, 2019, by and between Customer, as the contractor, and Value Lighting, as the vendor, to perform certain work described as ACC – Flamingo Crossings, as such purchase order modification is in effect as of the date hereof and has approved and accepted by Secured Party in its sole and absolute discretion.

“Event of Default” is defined in Section 7.1.

“Financed Goods” means goods which are the subject of The Eligible Purchase Order.

“Financed Transaction” means a transaction whereby Secured Party has agreed to provide financing hereunder to enable Debtor to acquire, and/or request the manufacture of, the Financed Goods from or by a Supplier to fulfill the Eligible Purchase Order.

“Finance Rate” means interest calculated at the following rates on the unpaid principal amount then outstanding of each Advance:

(i) The fixed rate of 1.25% of the principal amount of the Advance for the first thirty (30) day period; and

(ii) The rate of .041% for each subsequent daily period, and an additional 3.0% per annum at the election of Secured Party following the occurrence of an Event of Default.

“Financing Request” means a written request for an Advance in substantially the form of Exhibit A attached hereto, together with the Eligible Purchase Order, Supplier Purchase Orders and other schedules and exhibits thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” of any Person at any date (without duplication) means and includes:

(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),

(b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,

(c) all reimbursement and other obligations of such Person in respect of letters of credit, acceptances and similar obligations issued or created for the account of such Person,

(e) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Investment” means any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, advance, guarantee or otherwise.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement,). A precautionary filing of a financing statement by a lessor of property covering only such property shall not constitute a Lien.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Debtor, or (b) the validity or enforceability of (i) this Agreement or the Note or (ii) the rights or remedies of Secured Party hereunder or thereunder.

“Note” is defined in Section 2.2.

“Obligations” is defined in Section 8.1.

“Payment Account” means a depository account established with an Approved Depository for the payment by the applicable Customers to Debtor under each Eligible Purchase Order which is the subject of an Advance under this Agreement. The initial Payment Account is identified on Schedule 1.1 attached hereto.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Property” means any right, title, or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible, including without limitation Capital Stock.

“Subsidiary” means, as to any Person (a “Parent”) as of any date, (a) any Person the accounts of which would be consolidated with those of Parent in Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, and (b) any other Person in which the Parent owns or controls, directly or indirectly, more than 50% of the Capital Stock of such Person.

“Supplier” means a supplier or other vendor of Debtor who has agreed to sell and/or manufacture the Financed Goods which are the subject of a Financed Transaction and who is approved by Secured Party in its sole and absolute discretion.

“Supplier Purchase Order” means a purchase order issued by Debtor to a Supplier who has agreed to sell all or a portion of the Financed Goods to Debtor which are the subject of the Eligible Purchase Order.

“Termination Date” means December 31, 2020.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE 2.

AMOUNT AND TERMS OF COMMITMENTS

Section 2.1 Advances. Subject to the terms and conditions hereof, Secured Party agrees that, from time to time from the Effective Date to but excluding the Termination Date, upon receipt and approval by Secured Party in its sole and absolute discretion of a Financing Request, and as long as no Default or Event of Default shall have occurred and be continuing, Secured Party may make an Advance in immediately available funds up to the Advance Limit, and which, when aggregated with all outstanding Advances, does not exceed the Advance Commitment Amount. Upon receipt by Secured Party of a satisfactory Financing Request executed and completed in accordance with this Agreement, Secured Party shall in its sole discretion have seven (7) Business Days to make the Advance in immediately available funds. If Secured Party does not intend to provide an Advance with respect to such Financing Request and Eligible Purchase Order, Secured Party shall deliver written notice of such intention to Debtor no later than three (3) Business Days after receipt of such Financing Request. If Secured Party fails to notify Debtor of its decision within three (3) Business Days after receipt of a Financing Request, then Secured Party shall be deemed to have elected not to provide the requested Advance. Debtor may borrow and prepay any such Advance in whole or in part, all in accordance with the terms and conditions hereof. The proceeds of each Advance shall be used solely to finance the purchase of Financed Goods and shall be remitted, unless otherwise agreed to in writing by Secured Party in its sole and absolute discretion, directly by Secured Party to an account of the Supplier providing the Financed Goods which are the subject of the Financing Request in accordance with Section 2.7.

Section 2.2 Note. The Advances made by Secured Party shall be evidenced by a promissory note of Debtor, substantially in the form of Exhibit B (the “Note”), with appropriate insertions therein as to the date of such Advance and the principal amount thereof, payable to the order of Secured Party.

Section 2.3 Limitations on Secured Party Liability and Related Matters.

(a) Secured Party shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents or manufactured by Debtor; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the Financed Goods which are the subject of a Financed Transaction; (e) any deviation from instructions; (f) delay, default, or fraud by the Supplier and/or anyone else in connection with the Financed Goods or the shipping thereof; or (g) any breach of contract between Debtor and Debtor or between Supplier and Debtor.

(b) Notwithstanding any other provision of this Agreement, Secured Party shall decide to fund any Advances in its sole and absolute discretion, and shall not be liable for any refusal or failure to provide any such funding or take any such action.

Section 2.4 Limitation on Advances. Debtor acknowledges and agrees that Secured Party does not intend to make any Advances to the extent that, before or as a result thereof, the aggregate Advances currently outstanding shall exceed the Advance Limit at any time.

Section 2.5 Interest and Payment.

(a) Debtor shall pay interest on the outstanding principal amount of each Advance at the Finance Rate on the outstanding principal amount of each Advance on the Due Date.

(b) Notwithstanding any provision of this Agreement to the contrary, and irrespective of the earlier payment thereof, each Advance shall be subject to a minimum interest payment in an amount calculated as set forth in subsection (a) of the definition of the term “Finance Rate” set forth in this Agreement.

Section 2.6 Repayment of Advances.

Advances may be repaid in whole or in part, at any time up to their respective Due Dates. Each Advance shall be paid in full to Secured Party no later than on its respective Due Date. Any and all Advances outstanding on the Maturity Date shall be paid in full on such date, together with all unpaid accrued interest, fees, charges, expenses and other amounts, if any, then due and owing to Secured Party.

Section 2.7 Procedure for Payments.

(a) All payments (including prepayments) made by Debtor hereunder and under the Note, whether on account of principal, interest, fees, charges, expenses or other amounts, shall be made by wire to account of Secured Party as may be specified in writing to Debtor from time to time.

(b) If any payment hereunder becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, and interest thereon shall be payable at the then applicable rate during such extension.

(c) Secured Party shall fund each Advance made by it by wiring or otherwise transferring the amount thereof directly to the Supplier of the Financed Goods which are the subject of the Financed Transaction in accordance with the remittance instructions set forth on the applicable Financing Request. Secured Party shall provide prompt notice of the funding of each Advance to the applicable Supplier.

(d) All payments made under this Section 2.7 shall be without deduction or set off.

Section 2.8 Indemnity. Debtor agrees to defend, protect, indemnify and hold harmless Secured Party and each of its affiliates, officers, directors, employees, agents and attorneys (each, an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, proceedings, judgments, claims, costs, expenses and disbursements or any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee incurred in connection with any action or proceeding between any Indemnitee and any third party), imposed on, incurred by, or asserted against such in any manner relating to or arising out of making of the Advances (collectively, the “Indemnified Matters”); provided, however, that Debtor shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting primarily from the willful misconduct or negligence of such Indemnitee. The indemnified parties under this Section 2.8 shall promptly notify the indemnifying party in writing of such claim after becoming aware thereof and permit the indemnifying party to control the defense or settlement thereof; provided that (a) the indemnified party, or its applicable affiliate, may participate in the defense of such claim at its own expense; and (b) any settlement of such claim does not admit liability or fault of the indemnified party, or any of its affiliates, and includes a full release of all indemnified parties from such claim and all liability therefor.

Section 2.9 Debtor Representative.

(a) For so long as there are two or more Debtors party hereto, each Debtor hereby irrevocably appoints and constitutes Revolution Lighting Technologies, Inc. as its agent (in such capacity, the “Debtor Representative”) to (i) execute and deliver Financing Requests for Advances (and to otherwise act on behalf of such Debtor pursuant to this Agreement) from Secured Party in the name or on behalf of each such Debtor, (ii) receive statements of account and all other notices from Secured Party with respect to the Obligations or otherwise under or in connection with this Agreement, (iii) receive and deliver notices, certificates and documents to be executed and/or delivered by or to any Debtor under this Agreement; and (iv) otherwise act on behalf of such Debtor pursuant to this Agreement.

(b) The authorizations contained in this Section 2.9 are coupled with an interest and shall be irrevocable, and Secured Party may rely on any notice, request, information supplied by Debtor Representative, every document executed by Debtor Representative, every agreement made by Debtor Representative or other action taken by Debtor Representative in respect of any Debtor as if the same were supplied, made or taken by such Debtor. Without limiting the generality of the foregoing, the failure of one or more Debtor to join in the execution of any writing in connection herewith shall not relieve any Debtor from obligations in respect of such writing. No purported termination of the appointment of Debtor Representative as agent shall be effective without the prior written consent of Secured Party.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

To induce Secured Party to enter into this Agreement and to make the Advances, Debtor hereby represents and warrants to Secured Party that as of the Effective Date and as of the making of each Advance as follows:

Section 3.1 Organization and Authority; Subsidiaries. Debtor is a corporation validly existing and in good standing under the laws of its state of organization, with full power and authority to enter into and perform this Agreement, each Note and the other agreements contemplated hereby to which it is a party. Debtor is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions where failure to become licensed or to so qualify could not reasonably be expected to have a Material Adverse Effect. Debtor has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

Section 3.2 Authorization; Binding Effect. Debtor has taken all actions which are necessary to authorize the execution, delivery and performance of this Agreement and each Note and the performance of its obligations hereunder. This Agreement has been duly executed by Debtor and when delivered will constitute the valid and legally binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as may be limited by bankruptcy and similar laws and general equitable principles. Each Note will be duly executed by Debtor and when delivered will constitute the valid and legally binding obligation of Debtor, enforceable against Debtor in accordance with its respective terms, except as may be limited by bankruptcy and similar laws and general equitable principles.

Section 3.3 No Bankruptcy or Insolvency. Debtor has not filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, filed by petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties. No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against Debtor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, or other debtor relief law, and no other liquidator has been appointed of Debtor or of all or any substantial part of its properties.

Section 3.4 No Litigation. There are no actions, suits or proceedings of any type pending or, to the knowledge of Debtor, threatened, against Debtor which if adversely determined could have a Material Adverse Effect.

Section 3.5 Investment Company. Debtor is not, and is not controlled by, an “Investment Company” within the meaning of the Investment Company Act.

Section 3.6 Governmental Consents and Notices. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Debtor is required in connection with the valid execution and delivery of this Agreement or any Note or the consummation of any other transaction contemplated hereby.

Section 3.7 Compliance with Applicable Laws. To the knowledge of Debtor, Debtor is in compliance in all material respects with all statutes, regulations, rules and orders of all governmental authorities which are applicable to Debtor, except for any such non-compliance with would reasonably be expected to result in a Material Adverse Effect.

Section 3.8 Intellectual Property Rights and Interests. Debtor has not received any written or oral notice or claim that Debtor is infringing the intellectual property rights of any other person or legal entity or that Debtor is in material breach or default of any license granting to Debtor rights in any intellectual property. To the knowledge of Debtor as of the Effective Date, without having conducted any independent investigation or analysis of its intellectual property rights and the use thereof by third parties, no third party is infringing upon any intellectual property rights proprietary to Debtor.

Section 3.9 Absence of Defaults; No Conflicting Agreements.

(a) Debtor is not in material default, and no event has occurred that with the passage of time would constitute a material default, under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its property is bound. The execution, delivery or carrying out of the terms of this Agreement and the Note will not constitute a default under, or result in the creation or imposition of, or obligation to create, any lien (other than liens in favor of Secured Party) upon any property of Debtor or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement to which Debtor is a party or by which it or any of its property is bound.

(b) Debtor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental authority, except for any such default which would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 Title to Assets. Debtor has good and valid title to its owned properties and assets and good leasehold interests in its leased properties and assets, as necessary for Debtor to conduct its business in the ordinary course of business.

Section 3.11 Absence of Undisclosed Liabilities. There are no material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated material losses from any unfavorable commitments of Debtor.

Section 3.12 Solvency. Upon consummation of the transactions set forth herein and immediately after and giving effect to any Advance hereunder on a pro forma basis, (i) Debtor will own property having a fair value that is greater than Debtor’s stated liabilities and identified contingent liabilities, and (ii) Debtor will be able to pay its debts as they become absolute and mature.

Section 3.13 No Material Adverse Effect. Since September 30, 2019, there has been no Material Adverse Effect.

Section 3.14 No Existing Liens. There exists no Lien securing indebtedness of Debtor outstanding on the Effective Date and covering any of the Collateral except for Liens existing as of the Effective Date as set forth on Schedule 3.14 hereto.

Section 3.15 Taxes. Debtor has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provisions for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on its books) which would be material to Debtor, and no undischarged tax liens have been filed with respect thereto. The charges, accruals and reserves on the books of Debtor with respect to all taxes are adequate for the payment of such taxes, and Debtor knows of no material unpaid assessment which is due and payable against Debtor except such thereof as are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

Section 3.16 Security Interest. Article 8 of this Agreement is effective to create in favor of Secured Party, a legal, valid and enforceable security interest in the Collateral, which security interest, upon the filing in the appropriate filing offices of Uniform Commercial Code financing statements with respect to such security interest created thereby, will constitute a security interest on all right, title and interest of Debtor in and to the Collateral (other than any Collateral in which a security interest may be effected only by the taking of control).

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.1 Conditions Precedent to Each Advance. Each Advance under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between Debtor and Secured Party:

(a) Secured Party shall have received a Financing Request, in form and substance reasonably satisfactory to Secured Party, with respect to such Advance in accordance with Section 2.1 hereof;

(b) Secured Party shall have received the Eligible Purchase Order with respect to such Advance;

(c) Debtor shall have established the Payment Account with an Approved Depository and shall have directed Customer to make payment for the Financed Goods which are the subject to the Financed Transaction to the Payment Account or shall promptly deposit any checks received by Debtor from any Customer as payment for the Financed Goods in the Payment Account;

(d) In the case of the initial Advance under this Agreement, Debtor, Secured Party and Bank of America, N.A. (and any other lender or other secured creditor of Debtor) having a security interest in any Collateral of Secured Party shall have executed and delivered an intercreditor and subordination agreement subordinating the security interest of such party to Secured Party’s security interest in the Collateral securing payment of the Obligations of Debtor, which intercreditor and subordination agreements shall be in form and content satisfactory to Secured Party and its legal counsel;

(e) The sending of any notices and any signed consents from third parties, as may be required by Secured Party, to perfect Secured Party’s security interest in the Collateral;

(f) The execution and delivery of such other documents and instruments as may be reasonably required by Secured Party and its counsel to consummate the transactions contemplated in this Agreement with respect to such Advance;

(g) The principal amount of such Advance, when aggregated with the outstanding principal amount of all other Advances, shall not exceed the Advance Commitment Amount and shall not exceed the Advance Limit applicable thereto;

(h) no Event of Default shall have occurred and be continuing;

(i) the representations and warranties contained in Article 3 hereof (disregarding materiality qualifiers contained therein) shall be true and correct in all material respects, except to the extent that such representations and warranties relate solely to an earlier date; and

(j) there shall have been no event or circumstance, individually or in the aggregate since the Effective Date that has or could reasonably be expected to have a Material Adverse Effect.

ARTICLE 5

AFFIRMATIVE COVENANTS

Section 5.1 Notices of Events. Debtor hereby agrees that, so long as the Note remains outstanding and unpaid or any other amount is owing to Secured Party hereunder Debtor shall promptly give notice to Secured Party of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of Debtor or (ii) litigation, investigation or proceeding which may exist at any time between Debtor and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(c) the filing or commencement of any action, suit or proceeding or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Debtor or any affiliate thereof that could reasonably be expected to have a Material Adverse Effect;

(d) the occurrence of any event having a Material Adverse Effect or that, with the lapse of time, would be reasonably likely to have a Material Adverse Effect;

(e) the occurrence of any cancellation or attempted cancellation of any Eligible Purchase Order or any Supplier Purchase Order; and

(f) the occurrence of any cancellation or termination, or attempted cancellation or termination, of any intercreditor and subordination agreement executed and delivered with respect to the Collateral.

Each notice pursuant to this subsection shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Debtor proposes to take with respect thereto.

Section 5.2. Debtor’s Agreements: In addition to the covenants set forth elsewhere in this Agreement, Debtor covenants and agrees that until all of its Obligations to Secured Party are fully paid and satisfied it shall: (i) make full and timely payment of all Obligations owed by it to Secured Party when the same become due; (ii) maintain accurate and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied; (iii) permit any representative or designee of Secured Party to visit Debtor’s places of business and inspect any of the Collateral, and to examine, audit and make copies or extracts from all books of account, records and files of Debtor relating to the Collateral, at such reasonable times and as often as Secured Party may request; (iv) protect and maintain the Collateral in good order and saleable condition and pay all expenses of protecting, storing, insuring, handling, repairing, preparing for sale, and shipping the Collateral and all property, sales and use taxes imposed by any governmental authority; and (v) provide Secured Party with any information which Secured Party shall reasonably request, and, at its own expense, do, make, procure, execute and deliver all acts, consents, writings and assurances as Secured Party may at any time and from time to time reasonably request or require in order to protect, assure or enforce its interests, rights and remedies created by, provided in, or emanating from, this Agreement.

ARTICLE 6.

NEGATIVE COVENANTS

Debtor agrees that, so long as any obligation under a Note remains outstanding and unpaid or any other amount is owing to Secured Party hereunder, it shall not, directly or indirectly, without Secured Party’s prior written consent:

Section 6.1 Limitations on Fundamental Changes. Debtor shall provide Secured Party with no less than fifteen (15) days’ prior written notice before changing its corporate name (whether in connection with a merger, consolidation or otherwise), changing its form of organization, changing its state of organization or changing the primary business address where the collateral hereunder is located.

Section 6.2 Limitation on Sale of Collateral. Convey, sell, lease, assign, transfer or otherwise dispose of any of the Collateral, whether now owned or hereafter acquired, except in the ordinary course of business to consummate the sale of the Financed Goods pursuant to the terms of the applicable Eligible Purchase Order.

Section 6.3. Payment Account. Terminate, cancel or otherwise replace the Payment Account without the prior written consent of Secured Party.

ARTICLE 7.

EVENTS OF DEFAULT

Section 7.1 Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a) Debtor shall fail to pay any principal, interest, fees, costs, expenses or other amounts payable hereunder on the Due Date or when otherwise stated to be due in accordance with the terms hereof and such default shall continue for a period of five (5) Business Days; or

(a) Any material representation or warranty by Debtor herein shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(b) The proceeds for any Advance shall be used for any purpose other than the purchase of Financed Goods under a Supplier Purchase Order; or

(d) Debtor shall default in the observance or performance of any material covenant contained in Articles 5 or 6 hereof and, in the case in a default under Article 6 if such default is capable of being cured, such default shall continue for five (5) Business Days following receipt of notice thereof; or

(e) Debtor shall default in the observance or performance of any other material agreement contained in this Agreement and such default shall continue unremedied for a period of ten (10) days following knowledge thereof or constructive knowledge thereof by Debtor; or

(f) Debtor shall default in any payment of principal of or interest on any Indebtedness (other than the Note), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or

(g) (1) Debtor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Debtor or Guarantor shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against Debtor any case, proceeding or other action of a nature referred to in clause (1) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against Debtor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (4) Debtor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h) One or more judgments or decrees shall be entered against Debtor involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(i) any judicial decision, legislative or regulatory change or any change in Debtor’s right to conduct business results in a Material Adverse Effect or would, after the passage of time, be reasonably likely to result in a Material Adverse Effect; or

(j) liabilities and/or other obligations of Debtor whether as principal, guarantor, surety or other obligor, for the payment of any indebtedness which shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or shall not be paid when due or within any grace period for the payment thereof, or any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or as a consequence of the occurrence or continuation of any event or condition, Debtor becomes obligated to purchase or repay any indebtedness before its regularly scheduled maturity date; or

(k) any lien and security interest purported to be created under Article 8 hereunder shall cease to be a valid lien on any Collateral; or

(l) any license, franchise, permit, right, approval or agreement of Debtor is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof would have a Material Adverse Effect (unless such license, franchise, permit, right, approval or agreement is renewed or obtained prior to the occurrence of a Material Adverse Effect);

then, and in any such event, (A) (i) if such event is an Event of Default specified in Section 7.1(g) above, automatically all Advances (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable and all commitments hereunder to make Advances shall automatically terminate, and (ii) if such event is any other Event of Default, Secured Party may at its option, by written notice to Debtor, declare the Advances (with accrued interest thereon) and all other amounts owing to Secured Party under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable and all commitments hereunder to make Advances shall simultaneously terminate, and (B) Secured Party may and shall immediately exercise any and all other rights, remedies, and recourse available to it at law or in equity or under this Agreement and the Note. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE 8.

SECURITY INTEREST

Section 8.1 Security for Obligations. This Agreement secures the prompt and complete payment in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations and liabilities of every nature of Debtor existing or arising on or after the Effective Date to Secured Party, under or in connection with this Agreement, whether in respect of principal, interest, finance charges, fees, costs, expenses, including, without limitation, attorney’s fees incurred by Secured Party in the collection or enforcement of any of the obligations or liabilities of Debtor to Secured Party or the security therefor, or in enforcing, protecting or sustaining the lien and security interest of Secured Party in the Collateral (the “Obligations”). The Obligations shall include interest which, but for the filing of a petition in bankruptcy with respect to Debtor, would have accrued on any Obligation, whether or not a claim is allowed against Debtor for such interest in the related bankruptcy proceeding.

Section 8.2 Grant of Security. In order to secure and to provide for the payment and performance of the Obligations, Debtor hereby assigns, pledges, transfers and grants to Secured Party, a continuing security interest (subject to priority security interests now or hereafter determined under statute or law) in, and a lien upon, all of Debtor’s right, title and interest in, to and under, whether now owned or hereafter acquired, (A) the Eligible Purchase Order, (B) the Payment Account, (C) all goods and inventory acquired by Debtor for the purpose of fulfilling its obligations under the Eligible Purchase Order and financed by Secured Party with an Advance made pursuant to this Agreement, including, but not limited to such goods and inventory as is in transit and/or is temporarily out of Debtor’s custody or possession, as well as all goods, inventory, work in process and finished products acquired or manufactured by Debtor or in Debtor’s actual or constructive possession or control; (D) solely to the extent arising from the Eligible Purchase Order, all of Debtor’s accounts, documents, instruments, contract rights, chattel paper and general intangibles arising from or as a result of or relating to the sale by Debtor of finished products acquired or manufactured by Debtor from Suppliers and sold to, by or through Debtor to Customers and all such goods whose sale, lease or other disposition by Debtor has given rise to accounts and have been returned to or repossessed or stopped in transit by Debtor; (E) all chattel paper and instruments relating to any of the foregoing; (F) all claims against Suppliers, carriers and shippers relating to any of the foregoing goods and inventory, (G) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and (H) all of Debtor’s books and records relating to any of the foregoing and to Debtor’s business (the “Collateral”). Except as defined herein, all terms used above shall have the meanings provided in Article 9.

Section 8.3 UCC Financing Statements. During the term of this Agreement, Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code (“UCC”) jurisdiction any financing statements and amendments thereto that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Debtor agrees to furnish any such information to Secured Party promptly upon request.

Section 8.4 Secured Party’s Rights And Remedies and Agreed Standard for Remedy: Upon the occurrence of any Event of Default, Secured Party shall have the following rights and remedies: (a) to declare immediately due and payable any and all Obligations then owing by Debtor to Secured Party; (b) to take immediate possession of the Collateral without notice or resort to legal process, and for such purpose, Secured Party or its representatives may enter any premises of Debtor, or such other place or places where the Collateral is then located, and Debtor agrees, upon request of Secured Party, to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party and reasonably convenient to both Parties; or without removal, Secured Party may render the Collateral unusable and may dispose of the Collateral on Debtor’s premises; (c) at Secured Party’s sole discretion, to take possession of the Collateral constituting inventory, work in process and finished goods and to complete, or engage Suppliers or other contractors to complete, the finished products for delivery to Customers to satisfy the Eligible Purchase Order (the costs for which services shall be additional “Obligations” owing to Secured Party) and to collect payments for these finished products and deduct the Obligations, including, without limitation, the costs for the completion of such finished products (which remedy and activities by Secured Party Debtor agrees shall be considered commercially reasonable and an agreed standard for the fulfillment of the obligations of Secured Party as a secured party under Section 9-603 of Article 9); and/or (d) to exercise any one or more of the rights and remedies given a secured party under Article 9 or under the Uniform Commercial Code as enacted in the state in which the Collateral is located. The rights and remedies granted hereinabove to Secured Party are cumulative rather than alternative.

Section 8.5 Further Assurances; Possession of Collateral; Power of Attorney: At any time and from time to time, upon the demand of Secured Party, Debtor shall, at Debtor’s expense (i) immediately give, execute, deliver, pledge, endorse, file, and/or record any notice, statement, financing statement, instrument, documents, chattel paper, agreement, or other papers that may be necessary or desirable, or that Secured Party may request, in order to effectuate performance by Debtor of any of its obligations under this Agreement in order to create, preserve, perfect, or validate the security interest granted pursuant hereto or intended to be granted hereunder or to enable Secured Party to exercise or enforce its rights hereunder or with respect to such security interest; and (ii) keep, stamp, or otherwise mark any and all documents, instruments, chattel paper, and its books and records relating to the Collateral in such manner as Secured Party may require. Debtor hereby irrevocably appoints Secured Party (and any of its attorneys, officers, employees or agents) as its true and lawful agent and attorney-in-fact, said appointment being coupled with an interest with full power of substitution, in the name of any Debtor, Secured Party, or otherwise, for the sole use and benefit of Secured Party in its sole discretion, but at such Debtor’s expense, to exercise, to the extent permitted by law, in its name or in the name of such Debtor or otherwise, the powers set forth herein, whether or not any of the Obligations are due (i) to endorse the name of Debtor upon any instruments of payment, freight, or express bill, bill of lading, storage, or warehouse receipt relating to the Collateral and to demand, collect, receive payment of, settle, or adjust all or any of the Collateral; (ii) to correspond and negotiate directly with insurance carriers; and (iii) to execute any notice, statement, instruments, agreement, or other paper that Secured Party may require to create, preserve, perfect, or validate any security interest granted in this Agreement or to enable Secured Party to exercise or enforce its rights hereunder or with respect to such security interest. Neither Secured Party nor its attorneys, officers, employees, or agents shall be liable for acts, omissions, any error in judgment, or mistake in fact in its/their capacity as agent or attorney-in-fact. This power, being coupled with an interest is irrevocable until the Obligations have been fully satisfied and this Agreement has been terminated.

Section 8.6 Insurance. Debtor shall obtain and maintain customary insurance for Debtor’s businesses covering the Collateral. The insurance shall be in form and substance, in amounts and with insurance companies reasonably satisfactory to Secured Party. Debtor shall provide to Secured Party on the Effective Date and thereafter on an annual basis evidence satisfactory to Secured Party of its compliance with the insurance coverage requirements of this Section 8.6. All insurance policies shall contain a lender loss payable clause in favor of Secured Party and shall provide that losses, if any, shall be payable to Secured Party for the benefit of Debtor. Debtor shall pay the premiums for all insurance and deliver to Secured Party the policies of insurance or duplicates thereof, or other evidence satisfactory to Secured Party of such insurance coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Secured Party, that it will give Secured Party thirty (30) days’ prior written notice of the effective date of any material alteration or cancellation of such policy.

ARTICLE 9

TERM OF AGREEMENT, RENEWAL OF TERM AND TERMINATION

Section 9.1 Term and Extension. The term of this Agreement shall commence on the Effective Date and continue until the Termination Date. The parties may, by written agreement renew the term of this Agreement and the Termination Date for successive one (1) year periods. If either party does not agree to any such extension this Agreement shall terminate on the Termination Date (or any renewal thereof).

Section 9.2 Effect of Termination. Termination of this Agreement pursuant to the foregoing section shall not affect any rights or obligations of the parties that resulted from completed Financed Transactions (and Debtor shall remain obligated as provided in this Agreement and the Note for the payment of all Obligations, including any outstanding Advances as of the Termination Date (or any renewal thereof)) or occurrences prior to such termination and this Agreement and the Secured Party’s lien and security interest in the Collateral shall remain in effect to govern the rights of the parties with respect thereto.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by a party, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10.2 Limitation on Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF OR ARISING OUT OF THE PERFORMANCE AND/OR BREACH OF ITS OBLIGATIONS HEREUNDER FOR ANY INDIRECT, INCIDENTAL OR SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA OR USE,

INCURRED BY THE OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THAT PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 10.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, or (b) if given by mail, three (3) Business Days after deposited in the mails by certified mail, return receipt requested, postage prepaid, or (c) if delivered by reputable overnight air courier, on the next Business Day, or (d) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed.

If to Debtor:

Revolution Lighting Technologies, Inc. as Debtor Representative

177 Broad Street

Stamford, CT 06901

Telephone: (203) 504-1129

Email: Patrick.Doehner@rvlti.com

Attn: Patrick Doehner, Vice President Corporate Treasury and Asset Management

If to Secured Party:

Aston Finance I LLC

177 Broad Street

Stamford, CT 06901

Telephone: (203) 504-1110

Email: rlapenta@astoncap.com

Attention: Robert LaPenta

Any party may change its address for notices by notice to the other parties hereto in the manner provided in this subsection.

Section 10.4 No Waiver: Cumulative Remedies.

(a) No failure to exercise and no delay in exercising, on the part of Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

(b) No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(c) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

Section 10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, Secured Party, all future holders of the Note and their respective successors and assigns, except that a party may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Note without the prior written consent of the other party.

Section 10.7 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by Secured Party and when Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of Debtor. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.9 Integration. This Agreement represents the entire agreement of Debtor and Secured Party with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Secured Party relative to subject matter hereof not expressly set forth or referred to herein.

Section 10.10 Governing Law. This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Connecticut without regard to principles of conflict of laws thereunder.

Section 10.11 Submission to Jurisdiction; Waivers. Debtor hereby irrevocably and unconditionally;

(a) submits for itself and its Property in any legal action or proceeding relating to or arising out of this Agreement or the Note, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of State of Connecticut, the courts of the United States of America for the District of Connecticut, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

Section 10.12 Waivers of Jury Trial. EACH OF DEBTOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 10.13 Prejudgment Remedy Waiver. DEBTOR AND EACH AND EVERY ENDORSER, GUARANTOR, SURETY AND OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE OBLIGATIONS UNDER THIS AGREEMENT OR THE NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH SECURED PARTY OR ANY OTHER HOLDER OF THE OBLIGATIONS MAY DESIRE TO USE.

Section 10.14 Intercreditor Agreement. THIS AGREEMENT AND THE NOTE ARE SUBJECT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG SECURED PARTY AND BANK OF AMERICA. IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND THE NOTE, ON THE ONE HAND, AND THE INTERCREDITOR AGREEMENT, ON THE OTHER HAND, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Debtor:

Revolution Lighting Technologies, Inc.

By:	/s/ Joan Atkinson Nano
Name: Joan Atkinson Nano
Title: Chief Financial Officer

Value Lighting, LLC

By:	/s/ Joan Atkinson Nano
Name: Joan Atkinson Nano
Title: Chief Financial Officer

Secured Party:

Aston Finance I LLC

By:	/s/ Robert V. LaPenta

Name: Robert V. LaPenta
Title: Manager

EXHIBIT A

FORM OF FINANCING REQUEST

_____________, 20__

Aston Finance I LLC

177 Broad Street

Stamford, CT 06901

Attn: rlapenta@astoncap.com

Re:	Request for Advance

Ladies and Gentlemen:

Reference is made to the Purchase Order Financing Agreement, dated as of December ___ 2019, among (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Financing Agreement.

1. Advance. Pursuant to Section 2.1 of the Financing Agreement, the Debtor Representative hereby requests the following Advance under the Financing Agreement and sets forth below the information relating to such Advance (the “Proposed Advance”) as required by Section 2.1 of the Financing Agreement:

(a) The Proposed Advance is to be made on or before _________, 20__.

(b) The amount of the Proposed Advance is $______________ (calculated as the sales price for the Financed Goods (excluding shipping and like charges) times the Advance Limit) and, after giving effect to the Proposed Advance, the aggregate amount of outstanding Advances under the Financing Agreement shall be $______________.

(c) The Eligible Purchase Order which is the subject of the Proposed Advance and other supporting documentation relating thereto relating is attached hereto as Schedule 1. The Customer under such Eligible Purchase Order is: __________________________.

(d) The Supplier Purchase Orders issued by Debtor with respect to the acquisition and/or manufacture of the Goods which are the subject of the Eligible Purchase Order attached hereto are attached hereto as Schedule 2. The Supplier(s) of such Goods are: _________________________.

(e) The location and number of the account of the Supplier to which funds are to be disbursed is:

Bank:

ABA #:

Account #:

Account Name:

2

(f) If the Goods are to be stored or held by a warehouse, fulfillment center or bailee the name and location thereof is as follows: _________________________________________________.

2. Certifications with respect to the Proposed Advance. The Debtor Representative hereby certifies that on the date hereof as well as on the date of the Proposed Advance (a) each of the representations and warranties of Debtor set forth in the Financing Agreement are true and correct in all material respects, in each case on and as of the date hereof as if made on and as of such date, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (b) no Event of Default exists or would result from such Proposed Advance or from the application of the proceeds therefrom.

Delivery of an executed counterpart of this Financing Request by facsimile or other electronic method of transmission shall be effective as delivery of an original executed counterpart of this Financing Request.

[Signature page follows]

3

IN WITNESS WHEREOF, the Debtor Representative has caused this Financing Request to be executed as of the date and year first written above.

Revolution Lighting Technologies, Inc., as Debtor Representative

By:
Name:
Title:

Schedule 1

Eligible Purchase Order

Schedule 2

Supplier Purchase Orders

EXHIBIT B

THIS PROMISSORY NOTE AND THE FINANCING AGREEMENT (AS DEFINED BELOW) ARE SUBJECT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG SECURED PARTY (AS DEFINED BELOW) AND BANK OF AMERICA. IN THE EVENT OF ANY CONFLICT BETWEEN THIS PROMISSORY NOTE AND THE FINANCING AGREEMENT, ON THE ONE HAND, AND THE INTERCREDITOR AGREEMENT, ON THE OTHER HAND, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

PROMISSORY NOTE

$1,250,000	January 6, 2020

FOR VALUE RECEIVED, REVOLUTION LIGHTING TECHNOLOGIES, INC., a Delaware corporation, and VALUE LIGHTING, LLC, a Delaware limited liability company (individually, collectively and jointly and severally, the “Debtor”), hereby promises to pay to the order of ASTON FINANCE I LLC (the “Secured Party”) or its assigns the principal amount of ONE MILLION TWO HUNDRED FIFITY THOUSAND DOLLARS ($1,250,000) or such lesser amount as may have been loan and advanced by Secured Party to Debtor, in the amount and at the time set forth in the Purchas Order Financing Agreement, dated as of January 6, 2020, among Debtor and Secured Party. (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”) and to pay interest from the date hereof on the unpaid principal amount of this Note from time to time outstanding at the rate or rates and at the times set forth in the Financing Agreement, in each case in Dollars in immediately available funds. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Financing Agreement.

The Advances evidenced by this Promissory Note (this “Note”) are payable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Financing Agreement. This Note is subject to, and shall be construed in accordance with, the provisions of the Financing Agreement and is entitled to the benefits and security set forth in the Loan Documents.

Secured Party is hereby authorized to record on the Schedule annexed hereto, and any continuation sheets which Secured Party may attach hereto, (a) the date of each Advance made by Secured Party, and (b) the date and amount of each payment or prepayment of the principal of Advances. The entries made on such Schedule shall be prima facie evidence of the existence and amounts of the obligations recorded thereon, provided that the failure to so record or any error therein shall not in any manner affect the obligation of Debtor to repay the Advances in accordance with the terms of the Financing Agreement.

Debtor and any endorser or guarantor (collectively, the “Obligors”) hereof and each of them, hereby (i) waive(s) presentment, diligence, demand, notice, protest, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, or any endorsement or guaranty of this Note, (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note, any related document or the debt(s) evidenced hereby or thereby, or any other failure to act by Secured Party or any other forbearance or indulgence shown by Secured Paraty, from time to time and in one or more instances (without notice to or assent from any of the Obligors) and agree(s) that none of the foregoing shall release, discharge or otherwise impair any of the liabilities; (iii) agree(s) that the full or partial release or discharge of any Obligor(s) shall not release, discharge or otherwise impair the liabilities of any other Obligor(s); and (iv) otherwise waive(s) any other defenses based upon suretyship or impairment of collateral.

If this Note is now, or hereafter shall be, signed by more than one Person, it shall be the joint and several obligation of all such Persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such Persons and their respective heirs, executors, administrators, legal representatives, successors and assigns.

Whenever in this Note a Person is referred to, such reference shall be deemed to include the successors and assigns of such Person. Debtor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Financing Agreement. No failure or delay of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between Debtor and Secured Party with respect to which such waiver, amendment, modification or consent is to apply in accordance with Section 10.1 of the Financing Agreement.

All communications and notices hereunder shall be in writing and given as provided in Section 9.3 of the Financing Agreement.

This Note and the rights and obligations of the parties under the Financing Agreement and this Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Connecticut without regard to principles of conflict of laws thereunder.

Debtor hereby irrevocably and unconditionally;

(a) submits for itself and its Property in any legal action or proceeding relating to or arising out of the Financing Agreement or this Note, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of State of Connecticut, the courts of the United States of America for the District of Connecticut, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

EACH OF DEBTOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE, THE FINANCING AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

DEBTOR AND EACH AND EVERY ENDORSER, GUARANTOR, SURETY AND OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE OBLIGATIONS UNDER THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH SECURED PARTY OR ANY OTHER HOLDER OF THE OBLIGATIONS MAY DESIRE TO USE.

[Signature Page Follows]

IN WITNESS WHEREOF, Debtor has executed this Promissory Note as of the date and year first written above.

Revolution Lighting Technologies, Inc.

By:
Name:
Title:

Value Lighting, LLC

By:
Name:
Title: